UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

SideChannel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices) (Zip Code)

(508) 925-0114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SDCH	OTC Markets Group (OTCQB)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2024, by unanimous vote of the Board of Directors (the “Board”) of SideChannel, Inc. (the “Company”) passed the following resolutions:

1.	The Board has determined to eliminate two of the Committees of the Board of Directors including:

The Compensation Committee comprised of the following directors: Robert Brown, Deborah MacConnel, and Kevin Powers

The Nomination and Corporate Governance Committee comprised of the following directors: James Hansen, Brian Haugli, Deborah MacConnel, Kevin Powers, and Hugh Regan, Jr.

2.	The Board has determined to eliminate all cash compensation paid to its directors.

3.	The Board has determined to eliminate all stock compensation paid to its directors. No agreements have been entered for this arrangement but are forthcoming.

4.	The Board has determined to implement an equity incentive plan for its directors.

5.	The Board has determined to compensate Director Hugh Regan, Jr. at a rate of $7,500 per quarter for services provided as chair of the Audit Committee. No agreements have been entered for this arrangement, but are forthcoming.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SideChannel, Inc.

Date: April 15, 2024	By:	/s/ Brian Haugli
	Name:	Brian Haugli
	Title:	Chief Executive Officer